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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 22, 2001, except for Notes 3 and 14 as to which the date is May 9, 2001, relating to the financial statements and financial statement schedule of FreeMarkets, Inc., which appear in FreeMarkets' Annual Report on Form 10-K/A dated May 9, 2001, for the year ended December 31, 2000.


/s/   PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania
July 9, 2001